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                                                                      EXHIBIT 15

                      Acknowledgement of Ernst & Young LLP


The Board of Directors
Biopure Corporation

We are aware of the incorporation by reference in the following Registration
Statements:



    . Form S-8 (No. 333-48924)

    . Form S-8 (No. 333-96085)

    . Form S-3 (No. 333-66464) and

    . Form S-8 (No. 333-88426)


of our reports dated March 13, 2002, June 10, 2002 and September 10, 2002 relating to the unaudited condensed consolidated interim financial statements of Biopure Corporation that are included in its Form 10-Q for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                         /s/ Ernst & Young LLP



Boston, Massachusetts
September 10, 2002